Exhibit 10.8

                              CONSULTING AGREEMENT


This Consulting Agreement is made effective on the 1st day of December, 2000 by and between MARICULTURE SYSTEMS, INC., a Florida Corporation, of Post Office Box 968, Lake Stevens, Washington 98258 (hereinafter "MARI") and Websters' Inc., 16355 Densmore Avenue North, Shoreline, Washington 98133 (hereinafter "WEB").

SUBJECT: As principal, MARI wishes to engage WEB as a registered professional engineering firm for the purposes of performing the comprehensive design, development and production of a functional integrated commercial flow-through effluent handling device to capture, separate and consolidate the water borne waste originating from a SARGO(TM) Fish Farming System; and to providing technical support to the fabrication, erection and installation of the resulting device into SARGO commercial fish rearing vessels.


WEB agrees:

1) to act as a Environmental Consulting Engineer and Design Engineer to MARI for the successful development of an integrated waste handling sub-system for SARGO reservoirs, and other projects as may be agreed upon, providing approximately 250 hours of his professional services to be paid as outlined in paragraph 9 herein. At this projects conclusion, the expected result is a commercially operable, water driven, waste management system designed, built and demonstrating the capacity to remove essentially all of all types of solid wastes expected to be deposited and/or excreted in a SARGO reservoir. WEB shall provide PE stamps on environmental drawings and documents as required;

2) to acknowledge and understand that MARI is not now a publicly traded Corporation and that there is no guarantee that MARI stock will be openly traded by any broker or agent. WEB knows and has knowledge that MARI is a development stage company with a limited number of investors in its privately placed stock;

4) to acknowledge, understand and attest that WEB is not now an employee of MARI and is not expected to become an employee of MARI at any time during the period that this Consulting Agreement is in effect and WEB is an independent contractor;


5) to release to MARI for additional compensation not to exceed $100.00, all rights, title, and interest to any inventions, proprietary information or intellectual property resulting from the work to be performed as outlined by this agreement;


6) to deliver to MARI upon request a written progress report as to efforts of WEB, and accomplishments during the preceding period and WEB future plans;


7) Confidential Information.

     A. Nondisclosure. During the term of this consulting contract or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, WEB will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of MARI, in any manner whatsoever, any Confidential Information (as hereinafter defined) of MARI without the prior written consent of MARI.




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     B. Definition. As used herein, "Confidential Information" means information disclosed to or known by WEB as a direct or indirect consequence of or through this consulting contract with MARI or its respective businesses, products and practices, which information is not generally known in the business in which MARI is or may be engaged. However, Confidential Information will not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from a source other than WEB, (ii) released in writing by MARI to the public or to persons who are not under a similar obligation of confidentiality to MARI and who are not parties to this Agreement,
(iii) obtained by WEB from a third party not under a similar obligation of confidentiality to MARI, (iv) required to be disclosed by any court process or any government or agency or department of any government, or (v) the subject of a written waiver executed by MARI for the benefit of WEB.

     C. Return of Property. Upon termination of this consulting contract, WEB will surrender to MARI all Confidential Information, including without limitation, all lists, charts, files, disks, tapes, programs, program and system manuals and documentation, schedules, reports, financial statements, books and records of MARI, and all copies thereof, and all other property belonging to the MARI.


     MARI agrees:

8) to supply WEB information, as reasonably available and as needed, to assist WEB to produce the desired design and specifications;

9) to pay WEB an initial deposit in advance against this Consulting Agreement of One Thousand (1,000) Shares of the restricted Common Stock of MARI and to pay WEB a consultant's fee at a rate of One Hundred (100) shares of the restricted Common Stock of MARI, for every One (1) hour of professional service, or a pro-rata amount thereof. Payments in shares will be presented as a certificate of the restricted Common Stock of MARI issued on a quarterly basis upon approval of the MARI Board of Directors at their regularly scheduled meetings. WEB may submit a request in writing, only with the submission of a quarterly billing, that MARI consider making that quarterly payment at the rate of One Hundred Fifty ($150.00) dollars for every One (1) hour of professional service, or a pro-rata amount thereof. If the parties agree to payment in cash, payment will be made at the convenience of MARI and not later than upon completion of the project, as outlined in paragraph 2. Travel and out-of-pocket costs are not included;

10) to request issue of stock for payment of the initial deposit of the above agreed consultant's fees upon the effective date of this Consulting Agreement and to order issue of stock for full payment of the services of WEB within Thirty (30) days of submission of the Quarterly billings by WEB. Each certificate of stock tendered under this Consulting Agreement shall be issued to "George Webster";

11) to reimburse in kind, any previously agreed upon in writing, travel and out-of-pocket costs within Thirty (30) days of submission of substantiated bills to MARI;

12) to arrange at the Company's convenience for the exchange for cash, only during the second year following the date of issue, at the same rate of value as at original issue, any designated part or the total of all stock issued to WEB as a fee from this Consulting Agreement, but only in the event that the stock tendered to WEB is not able to be sold in a brokers' transaction as defined by Rule 144(f) of the Securities Act of 1933, as amended after a period of one year from date of issue of the certificate and by the specific written and dated request of WEB presented to the Company;


Further:

13) Termination. If the contractual relationship with WEB under this Agreement is terminated with or without cause, no further compensation will be paid to WEB after the date of termination and


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all benefits will cease at that time.  MARI reserves the right to terminate with or without cause at any time in its sole discretion;

14) Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, including the Prior Agreement, which is fully replaced hereby. This Agreement may be amended, in whole or in part only, by an instrument in writing setting forth the particulars of such amendment and duly executed by an officer of MARI expressly authorized by the Board to do so and by WEB;

15) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions will be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance of this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable;

16) Governing Law. This Agreement will be construed and enforced according to the laws of the State of Washington and any dispute arising out of this Agreement shall be settled by a court of competent jurisdiction in Snohomish County, Washington.

           This agreement is valid for two (2) years from the date first above written. MARI agrees that WEB is not responsible for, and does not guarantee any cost bids for the production of the vessels or sub-systems to those vessels. WEB may not negotiate any final contract on behalf of MARI nor can WEB, either intentionally or unintentionally, financially obligate MARI without specific written instructions for each act. WEB cannot and will not be held legally responsible for the results, the actions, or the consequences of any MARI negotiations.

           Intending  to  be  legally  bound,   the  parties  have  signed  this
Consulting Agreement making it effective as of the date first above written.


MARICULTURE SYSTEMS, INC.                       WEBSTERS' Inc.


/s/ David E. Meilahn                            /s/ George R. Wester
---------------------------                     -------------------------
By: David E. Meilahn, President                 By: George R. Webster, P.E.

Date 12/1/00                                    Date 12/1/00